[LOGO]	DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz	Entity #: C2510-2001 Document Number 20060160935-22 Date Filed: 3/15/2006 9?15:29 AM In the office of Dean Heller (signature) Dean Heller Secretary of State
Certificate of Amendment (PURSUANT TO NRS 78.386 and 78.390)

ABOVE SPACE FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390)

1.

Name of corporation:

Growth Mergers, Inc.

2.

The articles have been amended as follows (provide article numbers, if available):

Please see the attached Certificate of Amendment to the Articles of Incorporation.

Article I

Name change to Neah Power Systems, Inc.

Article III

Increase authorized stock to 525,000,000, par value $.001

(please see attached)

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

4.

Effective date of filing (optional):

5.

Officer Signature (required):  /s/ illegible

If any proposed amendment would allow or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power hereof:

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

EXHIBIT A

TO

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 — After Issuance of Stock)

“ARTICLE I -- NAME” is hereby amended in its entirety to read as follows:

The name of the Corporation is Neah Power Systems, Inc.

“ARTICLE II -- RESIDENT AGENT AND ADDRESS” is hereby amended to replace the existing resident agent with the following:

The Corporation Trust Company of Nevada

6100 Neil Road, Suite 500

Reno, NV 89511

“ARTICLE III  STOCK” is hereby amended in its entirety to read as follows:

The total number of shares of stock that the Corporation shall have authority to issue is 525,000,000, consisting of 500,000,000 shares of common stock, par value $.001 per share ("Common Stock"), and 25,000,000 shares of preferred stock par value $.001 per share ("Preferred Stock").

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

“ARTICLE V -- PURPOSE” is hereby added to the Certificate of Incorporation to read as follows:

The nature of the business of the Corporation and the objects or the purposes to be transacted, promoted, or carried on by it are as follows:

To engage in any lawful activity for which corporations may be incorporated under the Nevada General Corporation Law.

“ARTICLE VII -- INDEMNIFICATION” is hereby added to the Certificate of Incorporation to read as follows:

The Corporation shall, to the fullest extent permitted by the Nevada General Corporation Law, as the same may be amended and supplemented, indemnify any an all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required, in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ________________________. *

       4.     Effective Date of Filing (Optional)

       5.     Officer Signature (required):

/s/  illegible

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

       IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

                                                                    [stamp

                                                                FILED #C2510-01

                                                                 FEB 01 2001

                                                              IN THE OFFICE OF

                                                                /s/ Dean Heller

                                                           DEAN HELLER SECRETARY

                                                                   OF STATE]

                          ARTICLES OF INCORPORATION OF

                              GROWTH MERGERS, INC.

                                ARTICLE I -- NAME

     The name of the Corporation is: Growth Mergers, Inc.

                    ARTICLE II -- RESIDENT AGENT AND ADDRESS

     The name and address of the initial resident agent:

                        Pacific Corporate Services, Inc.

                        3110 E. Sunset Road, Suite H- 1

                        Las Vegas, Nevada  89120

                               ARTICLE III - STOCK

     The corporation is authorized to issue  100,000,000  shares of common stock with a par value of $ 0.001 /share.

                          ARTICLE IV -- GOVERNING BOARD

     Members of the  governing  board  shall be styled  Directors.  The  initial number of  Directors  is one (1).  Hereafter  the number of  directors  shall be determined  according  to the  bylaws.  The  name  and  address  of the  initial Directors are:

                        Winston V. Barta

                        2001-1277 Nelson Street

                        Vancouver, BC, Canada V6E 4M8

                           ARTICLE VI -- INCORPORATOR

     The incorporator signing these Articles of Incorporation is:

                        Shawn Christopher

                        3110 E. Sunset Rd., Ste. H-1

                        Las Vegas, Nevada 89120

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                                   ARTICLE VI

                             LIMITATION OF LIABILITY

     No Director of Officer of the corporation shall be personally liable to the corporation or any of its  stockholders for damages for breach of fiduciary duty as a Director or Officer  involving  any act or omission of any such Director or Officer,  provided however,  that the foregoing provision shall not eliminate or limit the liability of a Director of Officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of N.R.S. 78.300. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation on personal liability of a Director or officer  of the  corporation  for  acts or  omissions  prior to such  repeal  or modification.

     The undersigned  incorporator  has executed these Articles this 24th day of January 2001.

                                                /s/ Shawn Christopher

                                                --------------------------------

                                                Shawn Christopher

           CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

           ----------------------------------------------------------

     Pacific  Corporate  Services,  Inc. hereby accepts  appointment as Resident Agent for the above named company.

Dated: January 24, 2001                         /s/ Shawn Christopher

                                                --------------------------------

                                                Pacific Corporate Services, Inc.

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